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Exhibit 10.9

UNITEDGLOBALCOM, INC.

2003 EQUITY INCENTIVE PLAN

(effective September 1, 2003)

i

10.4	Number of Shares or Amount of Cash	17
10.5	Effect of Exercise	17
10.6	Termination of Services	17
ARTICLE XI—STOCK BONUSES		17
ARTICLE XII—OTHER COMMON STOCK GRANTS		17
ARTICLE XIII—RIGHTS OF PARTICIPANTS		17
13.1	Service	17
13.2	Nontransferability	17
13.3	No Plan Funding	18
ARTICLE XIV—GENERAL RESTRICTIONS		18
14.1	Investment Representations	18
14.2	Compliance with Securities Laws	18
14.3	Changes in Accounting Rules	18
14.4	Award Certificate	18
ARTICLE XV—OTHER EMPLOYEE BENEFITS		18
ARTICLE XVI—PLAN AMENDMENT, MODIFICATION AND TERMINATION		19
16.1	Amendment and Termination	19
ARTICLE XVII—WITHHOLDING		19
17.1	Withholding Requirement	19
17.2	Withholding With Stock	19
ARTICLE XVIII—REQUIREMENTS OF LAW		20
18.1	Requirements of Law	20
18.2	Federal Securities Law Requirements	20
18.3	Governing Law	20
ARTICLE XIX—MISCELLANEOUS		20
19.1	Expiration	20
19.2	Amendments, Etc.	20
19.3	Treatment of Proceeds	20
19.4	Section Headings	20
19.5	Severability	20
19.6	Gender and Number	20
19.7	Company's Rights	20
ARTICLE XX—DURATION OF THE PLAN		20

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UNITEDGLOBALCOM, INC.

EQUITY INCENTIVE PLAN

ARTICLE I—
INTRODUCTION

        1.1    Establishment    UnitedGlobalCom, Inc., a Delaware corporation ("UnitedGlobalCom"), hereby establishes the UnitedGlobalCom, Inc. Equity Incentive Plan (the "Plan") effective September 1, 2003, for certain employees of the Company (as defined in subsection 2.1(i)), certain consultants to the Company and Non-Employee Directors (as defined in subsection 2.1(r)) of the Company. The Plan permits the grant of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock awards, stock appreciation rights, stock bonuses, stock units and other stock grants to certain employees of the Company, and permits the grant of non-qualified stock options to certain consultants to the Company and to Non-Employee Directors of the Company.

        1.2    Purposes.    The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's stockholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees, consultants and Non-Employee Directors.

ARTICLE II—
DEFINITIONS

        2.1    Definitions.    The following terms shall have the meanings set forth below:

          (a)   "Affiliated Corporation" means any corporation or other entity that is affiliated with UnitedGlobalCom through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of UnitedGlobalCom as defined in section 424 (c) or (f) of the Code.

          (b)   "Award" means an Option, an award of Restricted Stock, a Stock Appreciation Right, a Stock Unit, grants of Stock pursuant to Article XI or other issuances of Stock hereunder.

          (c)   "Award Certificate" means an agreement or certificate evidencing an Award or Awards, as any such agreement or certificate may amended from time to time, as approved by the Committee.

          (d)   "Board" means the Board of Directors of UnitedGlobalCom.

          (e)   "Class A Stock" means the Class A common stock, $0.01 par value of UnitedGlobalCom.

          (f)    "Class B Stock" means the Class B common stock, $0.01 par value of UnitedGlobalCom.

          (g)   "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (h)   "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with the requirements of section 162(m) of the Code. Except as provided in Section 3.2, the Committee shall select Participants from Eligible Employees and Eligible Consultants of the Company and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

          (i)    "Company" means UnitedGlobalCom and the Affiliated Corporations.

          (j)    "Disabled" or "Disability" shall have the meaning given to such terms in section 22(e)(3) of the Code.

          (k)   "Dividend Equivalents" means, with respect to Stock to be issued pursuant to a Restricted Stock Award at the end of the Restriction Period, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Stock.

          (l)    "Domestic Relations Order" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

          (m)  "Effective Date" means September 1, 2003.

          (n)   "Eligible Consultants" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

          (o)   "Eligible Employees" means those employees (including, without limitation, officers and directors who are also employees) of the Company or any Affiliated Corporation, who are determined by the Committee to be eligible to receive the grant of Awards under this Plan. For purposes of the Plan, an employee is any individual who provides services to the Company or any subsidiary or division thereof as a common law employee. An Eligible Employee shall not include any individual who provides services to the Company or any subsidiary or division thereof under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor, even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding. Leased employees within the meaning of section 414(n) of the Code shall not be treated as Eligible Employees under this Plan.

          (p)   "Fair Market Value" of a share of Class A Stock or Class B Stock on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asking price) for a share of Class A Stock or Class B Stock, as applicable, on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of Class A Stock or Class B Stock, if applicable, are listed on such day or if such Shares are not then listed on a national securities exchange, then as reported on Nasdaq or, if such Shares are not then listed or quoted on Nasdaq, then as quoted by the National Quotation Bureau Incorporated. If for any day the Fair Market Value of a share of Class A Stock or Class B Stock, if applicable, is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate. If the Class B Stock is not listed or reported on any securities exchange or national market system, the Fair Market Value of the Class B Stock for purposes of the grant of Options under the Plan shall be equal to the Fair Market Value of the Class A Stock.

          (q)   "Incentive Option" means an Option designated as such and granted in accordance with section 422 of the Code.

          (r)   "Non-Employee Director" means a member of the Board who is not an employee (as defined in the second sentence of subsection 2.1(l) above) of the Company.

          (s)   "Non-Qualified Option" means any Option other than an Incentive Option.

          (t)    "Option" means a right to purchase Stock at a stated or formula price for a specified period of time pursuant to Article VII of this Plan. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

          (u)   "Option Certificate" shall have the meaning given to such term in Section 7.2 hereof.

          (v)   "Option Holder" means a Participant who has been granted one or more Options under the Plan.

          (w)  "Option Price" means the price at which each Share of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

          (x)   "Participant" means an Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan or a Non-Employee Director who has been granted an Option.

          (y)   "Restricted Stock" means shares of Stock or the right to receive shares of Stock, as the case may be, awarded to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Article.

          (z)   "Restriction Period" means a period of time beginning on the date of each Restricted Stock Award and ending on the Vesting Date with respect to such Award.

          (aa) "Share" means a share of Stock.

          (bb) "Stock" means the Class A Stock and the Class B Stock.

          (cc) "Stock Appreciation Right" means the right, granted by the Committee pursuant to the Plan, to receive a payment equal to the increase in the Fair Market Value of a Share of Stock subsequent to the grant of such Award pursuant to Article X of this Plan.

          (dd) "Stock Bonus" means either an outright grant of Stock or a grant of Stock subject to and conditioned upon certain employment or performance related goals pursuant to Article XI of the Plan.

          (ee) "Stock Unit" means a measurement component equal to the Fair Market Value of one Share of Stock on the date for which a determination is made pursuant to the provisions of Article IX of this Plan.

          (ff)  "UnitedGlobalCom" means UnitedGlobalCom, Inc., a Delaware corporation.

          (gg) "Vesting Date," with respect to any Restricted Stock Award hereunder, means the date on which such Restricted Stock Award ceases to be subject to a risk of forfeiture, as designated in or determined in accordance with the Award Certificate with respect to such Restricted Stock Award pursuant to Article VIII. If more than one Vesting Date is designated for a Restricted Stock Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

        2.2    Gender and Number    Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

ARTICLE III—
PLAN ADMINISTRATION

        3.1    General.    The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees and Eligible Consultants, determine the Awards to be made pursuant to the Plan, the number of Stock Units, Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and Stock Units, and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants shall not be eligible to receive Incentive Options. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

        3.2    Delegation by Committee.    The Committee may from time to time in accordance with applicable law, delegate to specified officers of UnitedGlobalCom, the power and authority to grant Awards under the Plan to specified groups of Eligible Employees and Eligible Consultants, subject to such restrictions and conditions as the Committee, in its sole discretion, may impose. The delegation shall be as broad or as narrow as the Committee shall determine. To the extent that the Committee has delegated the authority to determine certain terms and conditions of an Award, all references in the Plan to the Committee's exercise of authority in determining such terms and conditions shall be construed to include the UnitedGlobalCom officer or officers to whom the Committee has delegated the power and authority to make such determination. The power and authority to grant Awards to any employee or consultant who is covered by Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act") shall not be delegated by the Committee.

        3.3    Grants to Non-Employee Directors.    The full Board may make grants of Non-Qualified Options to Non-Employee Directors. Wherever this Plan provides for administration or decision making with respect to Options, the full Board shall have such powers with respect to the grant of Non-Qualified Options to Non-Employee Directors.

ARTICLE IV—
STOCK SUBJECT TO THE PLAN

        4.1    Number of Shares.    The maximum aggregate number of Shares that may be issued under the Plan at any time pursuant to Awards shall be an aggregate of 39,000,000 Shares, which may be any combination of Class A Stock or Class B Stock as the Committee may determine in its sole discretion, plus an additional number of Shares, which may be any combination of Class A Stock or Class B Stock as the Committee shall determine in its sole discretion, on January 1 of each calendar year (beginning with calendar year 2004) during the duration of the Plan equal to 1% of the aggregate number of shares of Class A Stock and Class B Stock outstanding on December 31 of the immediately preceding calendar year, provided, however, that the number of Shares of Class B Stock as to which Awards may be granted may not exceed 3,000,000 minus the number of Shares of Class B Stock as to which Awards have been granted under previous option or incentive plans, unless and until a greater number of Shares of Class B Stock may be covered by Awards consistent with the terms of the Restated Certificate of Incorporation of UnitedGlobalCom and the Standstill Agreement, dated as of January 30, 2002, among UnitedGlobalCom, Liberty Media Corporation, Liberty Global, Inc. and Liberty UCOMA, LLC (the "Standstill Agreement"). Notwithstanding anything to the contrary contained herein, no Award granted hereunder shall become void or otherwise be adversely affected solely because of a change in the number of Shares of UnitedGlobalCom that are issued and outstanding from time to time, provided that changes to the issued and outstanding Shares may result in adjustments to outstanding Awards in accordance with the provisions of this Article IV. The maximum number of Shares with respect to which a Participant may receive Options and Stock Appreciation Rights under the Plan in any calendar year is 5,000,000. The maximum number of Shares as to which Incentive Options may be granted is 39,000,000. The Shares may be either authorized and unissued Shares or previously issued Shares acquired by UnitedGlobalCom. Such maximum numbers may be increased from time to time by approval of the Board and by the stockholders of UnitedGlobalCom if, in the opinion of counsel for UnitedGlobalCom, stockholder approval is required. UnitedGlobalCom shall at all times during the term of the Plan and while any Awards are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

        4.2    Other Shares of Stock.    Any shares of Stock that are subject to an Option that expires or for any reason is terminated unexercised and any shares of Stock that are subject to an Award (other than an Option) and that are forfeited shall automatically become available for use under the Plan.

        4.3    Adjustments for Stock Split, Stock Dividend, Etc.    Unless otherwise provided by the Committee, if UnitedGlobalCom shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, in each case, without the receipt of consideration by the Company, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan, (ii) the Shares then included in each outstanding Award granted hereunder, (iii) the maximum number of Shares available for grant to any one person in a calendar year, (iv) the maximum number of Shares available for grant pursuant to Incentive Options, and (v) the number of Shares subject to a delegation of authority under Section 4.2 of this Plan.

        4.4    Other Distributions and Changes in the Stock.    If

          (a)   UnitedGlobalCom shall at any time distribute with respect to the Stock assets or securities of persons other than UnitedGlobalCom (excluding cash or distributions referred to in Section 4.3), or

          (b)   UnitedGlobalCom shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of UnitedGlobalCom, or

          (c)   there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its sole discretion determine that the event described in subsection (a), (b), or (c) above equitably requires, in order to preserve the benefits intended to be made available, an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee, as the Committee in its sole discretion shall deem appropriate, and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected.

        4.5    General Adjustment Rules.    No adjustment or substitution provided for in this Article IV shall require UnitedGlobalCom to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the total number of shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

        4.6    Determination by the Committee, Etc.    Adjustments under this Article IV shall be made by the Committee in its sole discretion, whose determinations with regard thereto shall be final and binding upon all parties thereto.

ARTICLE V—
CORPORATE REORGANIZATION; CHANGE IN CONTROL

        5.1    Change in Control.

          (a)   If a Change in Control (as defined below) occurs under (c)(i) below without the prior approval of at least a majority of the members of the Board unaffiliated with such person or under (c)(ii) below, then all outstanding Options and Stock Appreciation Rights held by Participants who are employees or directors as of the date of the Change in Control shall become exercisable in full, regardless of whether all conditions of exercise relating to length of service have been satisfied, all restrictions with respect to outstanding Restricted Stock Awards held by Participants who are employees or directors as of the date of the Change in Control shall immediately lapse, all outstanding Stock Units held by Participants who are employees or directors as of the date of the Change in Control shall become vested in full, and all other outstanding Awards held by Participants who are employees or directors as of the date of the Change in Control shall become immediately exercisable or shall vest, as the case may be, without any further action or passage of time, provided, in each case, that if a Participant's employment or service shall terminate prior to the complete exercise of such Award, then such Award shall be exercisable following such termination of employment or service only to the extent provided in the applicable Award agreement and this Plan, including, without limitation, subsection 7.2(d) and Section 10.6.

          (b)   If a Change in Control (as defined below) occurs under (c)(i) below with the prior approval of at least a majority of the members of the Board unaffiliated with such person and (i) the Participant's employment or other service with the Company is involuntarily terminated by the Company within one year after such Change in Control (other than for "cause" as defined in subsection 7.2(d)) or (ii) within one year following the Change in Control, the Participant resigns as a result of being assigned duties materially different from such Participant's duties, authority or responsibilities prior to such Change in Control and Participant has given the Company 30 days prior written notice with reasonable detail of the facts on which the resignation is based and the Company had failed to remedy such circumstances within the 30 day period, all outstanding Options and Stock Appreciation Rights held by such Participant shall become exercisable in full, regardless of whether all conditions of exercise relating to length of service have been satisfied, all restrictions with respect to outstanding Restricted Stock Awards held by such Participant shall immediately lapse, all outstanding Stock Units held by such Participant shall become vested in full, and all other outstanding Awards held by such Participant shall become immediately exercisable or shall vest, as the case may be, without any further action or passage of time, provided, in each case, that such Award shall be exercisable following such termination of employment or service only to the extent provided in the applicable Award agreement and this Plan, including, without limitation, subsection 7.2(d) and Section 10.6.

          (c)   "Change in Control" is deemed to have occurred if (i) a person (as such term is used in Section 13(d) of the 1934 Act) becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) of shares of UnitedGlobalCom having more than 50% of the total number of votes that may be cast for the election of directors of UnitedGlobalCom and after such acquisition such person has the ability, through share ownership, contract or otherwise, to elect persons constituting a majority of the Board; or (ii) individuals who constitute the directors of UnitedGlobalCom at the beginning of a 24-month period (together with any new or replacement directors as approved by a vote of at least a majority of the members of the Board in office immediately prior to such period and of the new and replacement director so approved) cease to constitute at least 2/3 of all directors at any time during such period; provided, however, any increased beneficial ownership by Liberty (as defined below) and its affiliates or increase in the number of directors appointed or elected by Liberty and its affiliates shall not be deemed a Change in Control for purposes of this Plan.

          (d)   "Liberty" means Liberty Media Corporation, a Delaware corporation and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; provided that if a Transferee Parent (as defined below) becomes the beneficial owner of all or substantially all of the equity securities of UnitedGlobalCom then beneficially owned by Liberty as to which Liberty has dispositive power, the term "Liberty" shall mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets. Transferee Parent means, in the event of any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of control) by Liberty of a person or persons (a "Transferred Person") that hold equity securities of UnitedGlobalCom beneficially owned by Liberty, such Transferred Person or its successor in such transaction or any ultimate parent entity

  (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) of such Transferred Person or its successor if immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person, successor or ultimate parent entity are beneficially owned by any combination of Liberty, persons who prior to such transaction were beneficial owners of a majority of, or a majority of the voting power of, the outstanding voting securities of Liberty (or of any publicly traded class or series of voting securities of Liberty designed to track the economic performance of a specified group of assets or businesses) or persons who are Control Persons. "Control Person" for this purpose means each of (1) the Chairman of the Board of Liberty, (2) the President of Liberty, (3) any Executive Vice President of Liberty, (4) each of the directors of Liberty and (5) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (4) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. "Family members" for this purpose means the parents, descendants, stepchildren, step grandchildren, nieces and nephews, and spouses of the specified person. Beneficial ownership for purposes of the foregoing shall be determined pursuant to Rule 13d-3 and Rule 13d-5 of the 1934 Act and any successor regulation, except that a person shall be deemed to have beneficial ownership of all securities that such person has or acquires the right to acquire, whether such right is exercisable immediately or after the passage of time.

        5.2    Reorganization.    Except as provided otherwise by the Committee at the time an Award is granted, if one of the following events has occurred and if the notice required by Section 5.3 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Sections 5.3 and 5.4, without the necessity for any additional notice or other action by the Board, the Committee or UnitedGlobalCom: (a) the merger or consolidation of UnitedGlobalCom with or into another corporation (other than a consolidation or merger in which UnitedGlobalCom is the continuing corporation and which does not result in any reclassification or change of outstanding shares of stock); or (b) the sale or conveyance of the property of UnitedGlobalCom as an entirety or substantially as an entirety (other than a sale or conveyance in which UnitedGlobalCom continues as holding company of an entity or entities that conduct the business or business formerly conducted by UnitedGlobalCom); or (c) the dissolution or liquidation of UnitedGlobalCom.

        5.3    Required Notice.    At least 15 days' prior written notice of any event described in Section 5.2 shall be given by UnitedGlobalCom to each Option Holder and Participant, unless (a) in the case of the events described in clauses (a) or (b) of Section 5.2, UnitedGlobalCom, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options, except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares), or (b) UnitedGlobalCom, or the successor or purchaser, as the case may be, shall make adequate provision for the adjustment of outstanding Awards (other than Options) so that such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance

(assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article V shall similarly apply to successive mergers, consolidations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Participant by registered or certified mail, postage prepaid, at such Participant's address last known to the Company.

        5.4    Acceleration of Exercisability.    Participants notified in accordance with Section 5.3 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. Upon the giving of notice in accordance with Section 5.3, all restrictions with respect to Restricted Stock and other Awards shall lapse immediately, all Stock Units shall become payable immediately, and all Stock Appreciation Rights shall become exercisable. Any Options, Stock Appreciation Rights or Stock Units or other Awards that are not assumed or substituted under clauses (a) or (b) of Section 5.3 that have not been exercised prior to the event described in Section 5.2 shall automatically terminate upon the occurrence of such event.

ARTICLE VI—
PARTICIPATION

        6.1    Eligible Employees; Eligible Consultants.    Participants in the Plan shall be those Eligible Employees and Eligible Consultants selected by the Committee to receive Awards under the Plan. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto, including whether the Shares subject to an Award are Class A Stock or Class B Stock. Each Participant shall, if required by the Committee, enter into an agreement with UnitedGlobalCom, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

        6.2    Non-Employee Directors.    The Committee may, from time to time, grant Non-Qualified Options to one or more Non-Employee Directors, who shall be Participants in the Plan. Each Option shall include the terms and conditions that are determined by the Committee and that are consistent with the terms of the Plan, and shall specify whether the Shares subject to such Option are Class A Stock or Class B Stock. Each Participant shall, if required by the Committee, enter into an agreement with UnitedGlobalCom, in such form as the Committee shall determine and that is consistent with the terms of the Plan, specifying the terms and conditions of the Option and the rights and duties of the Participant. An Option shall be deemed granted as of the date specified in the grant resolution of the Committee. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

ARTICLE VII—
OPTIONS

        7.1    Grant of Options.    Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants and Non-Employee Directors. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee

at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

        7.2    Stock Option Certificates.    Each Option granted under the Plan shall be evidenced by an Award Certificate (an "Option Certificate"), as any such Option Certificate may be supplemented or amended from time to time. An Option Certificate shall be issued by UnitedGlobalCom in the name of the Participant to whom the Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

          (a)    Number of Shares.    Each Option Certificate shall state that it covers a specified number of shares of Stock and state whether the Stock covered is Class A Stock or Class B Stock, all as determined by the Committee.

          (b)    Price.    The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but, in the case of an Incentive Option, in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Incentive Option is granted.

          (c)    Duration of Options; Restrictions on Exercise.    Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Certificate shall also set forth any installment or other restrictions on exercise of the Option during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee, provided, however, that no Option shall be exercisable for six months following the date of grant, unless the Committee specifies otherwise, either at the time of grant or thereafter.

          (d)    Termination of Services, Death, Disability, Etc.    The Committee may specify the period, if any, during which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

              (i)  If the employment or consulting relationship, or services as a Non-Employee Director, of an Option Holder by or with the Company terminates for any reason other than death or Disability within six months after the date the Option is granted or if the employment or consulting relationship of the Option Holder by or with the Company is terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean the Option Holder's willful misconduct, a willful failure to perform the Option Holder's duties, insubordination, theft, dishonesty, conviction of a felony or any other willful conduct that is materially detrimental to the Company or such other cause as the Board in good faith reasonably determines provides cause for the discharge of an Option Holder.

             (ii)  If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of

    Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option will vest fully and may be exercised as to all Shares then subject to the Option.

            (iii)  If the Option Holder dies during the Option Period while still performing services for the Company or during the applicable exercisability period referred to in (ii) above or (iv) or (v) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. If the Option Holder dies during the Option Period while still performing services for the Company, the Option will vest fully and may be exercised as to all Shares then subject to the Option. If the Option Holder dies following termination of employment or services for the Company, the Option may be exercised only as to the Shares as to which the Option was exercisable immediately prior to the date of death.

            (iv)  If the Option Holder who is an Eligible Employee "retires" (which for this purpose shall mean termination of employment with the Company other than for "cause", Disability or death on or after reaching age 62) within the Option Period, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of "retirement" (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of the Option Holder's "retirement." An Incentive Option that is not exercised within three months following the date the Option Holder "retires" shall automatically become a Non-Qualified Option.

             (v)  If the services of the Option Holder terminates (which for this purpose means that the Option Holder is no longer employed by the Company, performing services for the Company or serving as an Non-Employee Director of the Company) within the Option Period for any reason other than retirement, cause, Disability, or death, as applicable, and such termination occurs more than six months after the Option is granted, the Option may be exercised by the Option Holder within one year following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter, in the case of a Non-Qualified Option, and within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter, in the case of an Incentive Option. In any such case, the Option may be exercised only as to the Shares as to which the Option had become exercisable on or before the date of termination of services.

          (e)    Exercise, Payments, Etc.

              (i)  The method for exercising each Option granted hereunder shall be by delivery to UnitedGlobalCom of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of UnitedGlobalCom within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to UnitedGlobalCom in full. Subject to applicable law and regulation, if the Option Price is paid by means of a broker's loan transaction described in subsection 7.2(e)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by UnitedGlobalCom regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, UnitedGlobalCom shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

             (ii)  As determined by the Committee in its sole discretion, the exercise price may be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

              (A)  in cash;

              (B)  by certified check, cashier's check or other check acceptable to UnitedGlobalCom, payable to the order of UnitedGlobalCom;

              (C)  by delivery to UnitedGlobalCom of certificates representing the number of Shares then owned by the Option Holder, the aggregate Fair Market Value of which equals the aggregate purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to UnitedGlobalCom; provided however, that no Option may be exercised by delivery to UnitedGlobalCom of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months or such other period as specified by the Committee; for purposes of this Plan, the Fair Market Value of any Shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

              (D)  to the extent permitted by applicable law, by delivery to UnitedGlobalCom of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to UnitedGlobalCom promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

          (f)    Date of Grant.    An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

          (g)    Withholding.

            (i)    Non-Qualified Options.    Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XVII.

            (ii)    Incentive Options.    If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

          (h)    Consideration for Grant of Options.    The Committee may require each Eligible Employee who is granted an Option to agree to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least six months after the date an Option is granted, at the salary rate or other compensation in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall offset or impair the Company's right to terminate the employment of any employee. The Committee may require each Eligible Consultant who is granted an Option to agree to comply with all of the terms and conditions or specified terms and conditions of the agreement between such Eligible Consultant and the Company. If an Option Holder violates any such agreement, UnitedGlobalCom may, in its sole discretion, rescind the transfer of any Shares to the Option Holder pursuant to the exercise of any portion of the Option. Upon notice of any such rescission, the Option Holder will deliver promptly to the Company certificates representing the Shares, duly endorsed for transfer to the Company.

        7.3    Restrictions on Incentive Options.

          (a)    Initial Exercise.    The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

          (b)    Ten Percent Stockholders.    Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of UnitedGlobalCom shall have an Option Price equal to not less than 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

        7.4    Stockholder Privileges.    No Option Holder shall have any rights as a stockholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.

ARTICLE VIII—
RESTRICTED STOCK AWARDS

        8.1    Grant.    Subject to the limitations of the Plan, the Committee may grant a Participant one or more Awards of Restricted Stock, shall determine the time when each such Award shall be granted, shall determine whether shares of Stock covered by Awards of Restricted Stock will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid during the Restriction Period in the event shares of the applicable series of Stock are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Stock, and may prescribe other restrictions, terms, and conditions applicable to the vesting of such Restricted Stock in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Participant for the Restricted Stock; provided, however, that the issuance of Restricted Stock shall be made for at least the minimum consideration necessary to permit such Restricted Stock to be deemed fully paid and non-assessable. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Award Certificate.

        8.2    Issuance of Restricted Stock at Beginning of the Restriction Period.    If shares of the applicable series of Stock are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined in Section 8.3 below) shall bear a restrictive legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Certificate. Such certificates shall remain in the custody of the Company or its designee, and the Participant shall deposit with the custodian stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Certificate.

        8.3    Restrictions.    Restricted Stock issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of the applicable series of Stock for all corporate purposes. The Participant will have the right to vote such Restricted Stock, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Stock, and to exercise all other rights, powers, and privileges of a stockholder of shares of the applicable series of Stock with respect to such Restricted Stock; except, that, unless otherwise determined by the Committee and provided in the applicable Award Certificate, (a) the Participant will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (b) the Company or its designee will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period as provided in Section 8.2; (c) other than such dividends and distributions as the Committee may designate, the Company or its designee will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions. terms and vesting, and other conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (d) the Participant may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Stock or any Retained Distributions or his interest in any of them during the Restriction Period; and (e) a breach of any restrictions, terms, or conditions provided in the Plan or established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

        8.4    Issuance of Stock at End of the Restriction Period.    Restricted Stock issued at the end of the Restriction Period shall not constitute issued and outstanding shares of the applicable series of Stock, and the Participant shall not have any of the rights of a stockholder with respect to the shares of Stock covered by such an Award of Restricted Stock, in each case until such Shares shall have been transferred to the Participant at the end of the Restriction Period. If and to the extent that shares of Stock are to be issued at the end of the Restriction Period, the Participant shall be entitled to receive Dividend Equivalents with respect to the shares of Stock covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Agreement.

        8.5    Completion of Restriction Period.

          (a)   On the Vesting Date with respect to each Award of Restricted Stock and the satisfaction of any other applicable restrictions, terms, and conditions, (a) all or the applicable portion of such Restricted Stock shall become vested, and (b) any Retained Distributions and any unpaid Dividend

  Equivalents with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested, all in accordance with the terms of the applicable Award Certificate. Any Restricted Stock, Retained Distributions, and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Participant shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Stock, Retained Distributions, and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Stock, Retained Distributions, and unpaid Dividend Equivalents that shall have become vested, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, if any, as may be established by the Committee in its sole discretion or as may be otherwise provided in the Plan.

          (b)   Except as otherwise determined by the Committee in its sole discretion, in the event of the death or Disability of a Participant, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse and all such Restricted Stock Awards shall become fully nonforfeitable. Except as otherwise determined by the Committee in its sole discretion or as otherwise provided in the Plan, if a Participant's employment or consulting services terminate for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to UnitedGlobalCom.

ARTICLE IX—
STOCK UNITS

        9.1    Grant.    The Committee may, in addition to granting Awards of Options, Stock Appreciation Rights and Restricted Stock, subject to the limitations of the Plan, grant Eligible Employees awards of Stock Units. An Award of Stock Units may be in the form of Shares of Stock or Units, the value of which is based, in whole or in part, on the Fair Market Value of the Shares of Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, awards of Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements, and payment rules as the Committee may determine in its discretion, which need not be identical for each Award.

        9.2    Rules.    The Committee may, in its discretion, establish any or all of the following rules for application to an Award of Stock Units:

          (a)   Any shares of Stock which are part of an award of Stock Units may not be assigned, sold, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award.

          (b)   Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any shares of Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Stock in connection with an Award of Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

          (c)   Awards of Stock Units may relate in whole or in part to performance or other criteria established by the Committee at the time of grant.

          (d)   Awards of Stock Units may provide for deferred payment schedules, vesting over a specified period of service, the payment (on a current or deferred basis) of dividend equivalent amounts with respect to the number of shares of Stock covered by the Award, and elections by the Participant to defer payment of the Award or the lifting of restrictions on the Award, if any.

          (e)   In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Stock Unit Award was made subject at the time of grant.

ARTICLE X—
STOCK APPRECIATION RIGHTS

        10.1    Persons Eligible.    The Committee, in its sole discretion, may grant Stock Appreciation Rights to Eligible Employees or Eligible Consultants.

        10.2    Terms of Grant.    The Committee shall determine, at the time of the award of a Stock Appreciation Right, the time period during which the Stock Appreciation Right may be exercised and any other terms that shall apply to the Stock Appreciation Right. Without limitation, the applicable Award Certificate may provide for a limit on the amount payable to a Participant upon exercise of Stock Appreciation Rights at any time or in the aggregate, for a limit on the time periods during which a Participant may exercise Stock Appreciation Rights, and for such other limits on the rights of the Participant and such other terms and conditions of the Stock Appreciation Rights, including, without limitation, a condition that the Stock Appreciation Rights may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Award Certificate, any such limit relating to a tandem Stock Appreciation Right shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise Stock Appreciation Rights granted prior to the adoption or amendment of such rules and regulations as well as Stock Appreciation Rights granted thereafter.

        10.3    Exercise.    A Stock Appreciation Right shall entitle a Participant to receive a number of shares of Stock (without any payment to UnitedGlobalCom, except for applicable withholding taxes), cash, or Stock and cash, as determined by the Committee in accordance with Section 10.4 below. If a Stock Appreciation Right is issued in tandem with an Option, except as may otherwise be provided by the Committee, the Stock Appreciation Right shall be exercisable during the period that its related Option is exercisable. A Participant desiring to exercise a Stock Appreciation Right shall give written notice of such exercise to UnitedGlobalCom, which notice shall state the proportion of Stock and cash that the Participant desires to receive pursuant to the Stock Appreciation Right exercised. Upon receipt of the notice from the Participant, UnitedGlobalCom shall deliver to the person entitled thereto (i) a certificate or certificates for Stock and/or (ii) a cash payment, in accordance with Section 10.4 below. The date UnitedGlobalCom receives written notice of such exercise hereunder is referred to in this Article X as the "exercise date". The delivery of Stock or cash received pursuant to such exercise shall take place at the principal offices of UnitedGlobalCom within 30 days following delivery of such notice.

        10.4    Number of Shares or Amount of Cash.    Subject to the discretion of the Committee to substitute cash for Stock, or Stock for cash, and subject to any limitations imposed by the Committee as contemplated by Section 10.2, the number of Shares that may be issued pursuant to the exercise of a Stock Appreciation Right shall be determined by dividing: (a) the total number of Shares of Stock as to which the Stock Appreciation Right is exercised, multiplied by the amount by which the Fair Market Value of one share of Stock on the exercise date exceeds the Fair Market Value of one Share of Stock on the date of grant of the Stock Appreciation Right, by (b) the Fair Market Value of one Share of Stock on the exercise date; provided, however, that fractional shares shall not be issued and in lieu thereof, a cash adjustment shall be paid. In lieu of issuing Stock upon the exercise of a Stock Appreciation Right, the Committee in its sole discretion may elect to pay the cash equivalent of the

Fair Market Value of the Stock on the exercise date for any or all of the Shares of Stock that would otherwise be issuable upon exercise of the Stock Appreciation Right.

        10.5    Effect of Exercise.    If a Stock Appreciation Right is issued in tandem with an Option, the exercise of the Stock Appreciation Right or the related Option will result in an equal reduction in the number of corresponding Options or Stock Appreciation Rights that were granted in tandem with such Stock Appreciation Rights and Options.

        10.6    Termination of Services.    Upon the termination of the services of a Participant, any Stock Appreciation Rights then held by such Participant shall be exercisable within the time periods, and upon the same conditions with respect to the reasons for termination of services, as are specified in subsection 7.2(d) with respect to Options.

ARTICLE XI—
STOCK BONUSES

        The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.

ARTICLE XII—
OTHER COMMON STOCK GRANTS

        From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

ARTICLE XIII—
RIGHTS OF PARTICIPANTS

        13.1    Service.    Nothing contained in the Plan or in any Option, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

        13.2    Nontransferability.    Except as permitted by applicable law and regulation, unless otherwise determined by the Committee and provided in the applicable Award Certificate, no right or interest of any Participant in an Option, a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award granted pursuant to the Plan, shall be assignable or transferable other than by will or the laws of descent and distribution or pursuant to a Domestic Relations Order, and except as otherwise required pursuant to a Domestic Relations Order, such right or interest of any Participant in an Option, a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), a Stock Unit, or other Award granted pursuant to the Plan may be exercised during the lifetime of the Participant only by such Participant (or his or her court appointed legal representative).

        13.3    No Plan Funding.    Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company, and shall be only general creditors of the Company.

ARTICLE XIV—
GENERAL RESTRICTIONS

        14.1    Investment Representations.    UnitedGlobalCom may require any person to whom an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus is granted, as a condition of exercising such Option or Stock Appreciation Right, or receiving such Restricted Stock Award, Stock Unit, or Stock Bonus, to give written assurances in substance and form satisfactory to UnitedGlobalCom and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as UnitedGlobalCom deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock certificates.

        14.2    Compliance with Securities Laws.    Each Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to UnitedGlobalCom shall determine that the listing, registration or qualification of the shares subject to such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, or Stock Bonus grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit or Stock Bonus grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require UnitedGlobalCom to apply for or to obtain such listing, registration or qualification.

        14.3    Changes in Accounting Rules.    Except as provided otherwise at the time an Award is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units or other Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of UnitedGlobalCom, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, outstanding Stock Units and other outstanding Awards as to which the applicable services or other restrictions have not been satisfied.

        14.4    Award Certificate.    Any Award Certificate may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (A) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock, cash or other property received by the Participant with respect to such Award or (B) to provide cash payments to the Participant to mitigate the impact of such penalty provisions upon the Participant.

ARTICLE XV—
OTHER EMPLOYEE BENEFITS

        The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, distributions with respect to Stock Units, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, 401(k), life insurance or salary continuation plan.

ARTICLE XVI—
PLAN AMENDMENT, MODIFICATION AND TERMINATION

        16.1    Amendment and Termination.    The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if UnitedGlobalCom, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

        No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards, Stock Units, Stock Bonuses or other Awards. Nothing contained in the foregoing provisions of this Article XVI shall be construed to prevent the Committee from providing in any Award Certificate that the rights of the Participant with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

ARTICLE XVII—
WITHHOLDING

        17.1    Withholding Requirement.    UnitedGlobalCom's obligations to deliver shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, payment with respect to Stock Units, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

        17.2    Withholding With Stock.    At the time the Committee grants an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award, or Stock or at any time thereafter, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing (a) to have UnitedGlobalCom withhold from Shares otherwise issuable to the Participant, Shares of Stock having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by the Participant; provided however, that the amount of Stock so withheld shall not result in an accounting charge to the Company, or (b) to transfer to UnitedGlobalCom a number of shares of Stock that were acquired by the Participant more than six months prior to the transfer to UnitedGlobalCom and that have an aggregate Fair Market Value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

          (a)   All elections must be made prior to the Tax Date.

          (b)   All elections shall be irrevocable.

          (c)   If the Participant is an officer or director of UnitedGlobalCom within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such

  Section 16 and any applicable rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.

ARTICLE XVIII—
REQUIREMENTS OF LAW

        18.1    Requirements of Law    The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

        18.2    Federal Securities Law Requirements.    If a Participant is an officer or director of UnitedGlobalCom within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule.

        18.3    Governing Law.    The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

ARTICLE XIX—
MISCELLANEOUS

        19.1    Expiration.    The Plan shall terminate whenever the Board adopts a resolution to that effect. If not sooner terminated by the Board, the Plan shall terminate and expire on May 31, 2013. After termination, no additional Awards shall be granted under the Plan, but UnitedGlobalCom shall continue to recognize Awards previously granted.

        19.2    Amendments, Etc.    The Board may from time to time amend, modify,suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall, without the consent of the Participant, impair any Award previously granted under the Plan or deprive any Participant of any Shares that he may have acquired through or as a result of the Plan.

        19.3    Treatment of Proceeds.    Proceeds from the sale of Stock pursuant to Options or other Awards granted under the Plan shall constitute general funds of UnitedGlobalCom.

        19.4    Section Headings.    The section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

        19.5    Severability.    If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

        19.6    Gender and Number.    Except when otherwise indicated by the context, the masculine gender shall include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

        19.7    Company's Rights.    The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations, or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell, or otherwise dispose of all or any part of its business or assets.

ARTICLE XX—
DURATION OF THE PLAN

        The Plan shall be effective as of September 1, 2003, and Awards may be granted under the Plan on and after such date, provided, however, that the Plan must be approved by the stockholders of the

Company within twelve months after said date and any Awards granted prior to approval by the stockholders may not be exercised until such approval is obtained and if the stockholders of the Company do not approve this Plan within twelve months after the adoption of the Plan by the Board, all Awards shall become null and void and shall be cancelled. Unless sooner terminated by the Board of Directors, the Plan shall terminate at the close of business on August 31, 2013, and no Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards, other Awards, and Stock Units outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

        Dated: September 30, 2003

UNITEDGLOBALCOM, INC., a Delaware corporation

By:	/s/ ELLEN P. SPANGLER

QuickLinks

  Exhibit 10.9
UNITEDGLOBALCOM, INC. 2003 EQUITY INCENTIVE PLAN (effective September 1, 2003)
TABLE OF CONTENTS
UNITEDGLOBALCOM, INC. EQUITY INCENTIVE PLAN
ARTICLE I— INTRODUCTION
ARTICLE II— DEFINITIONS
ARTICLE III— PLAN ADMINISTRATION
ARTICLE IV— STOCK SUBJECT TO THE PLAN
ARTICLE V— CORPORATE REORGANIZATION; CHANGE IN CONTROL
ARTICLE VI— PARTICIPATION
ARTICLE VII— OPTIONS
ARTICLE VIII— RESTRICTED STOCK AWARDS
ARTICLE IX— STOCK UNITS
ARTICLE X— STOCK APPRECIATION RIGHTS
ARTICLE XI— STOCK BONUSES
ARTICLE XII— OTHER COMMON STOCK GRANTS
ARTICLE XIII— RIGHTS OF PARTICIPANTS
ARTICLE XIV— GENERAL RESTRICTIONS
ARTICLE XV— OTHER EMPLOYEE BENEFITS
ARTICLE XVI— PLAN AMENDMENT, MODIFICATION AND TERMINATION
ARTICLE XVII— WITHHOLDING
ARTICLE XVIII— REQUIREMENTS OF LAW
ARTICLE XIX— MISCELLANEOUS
ARTICLE XX— DURATION OF THE PLAN